UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 12, 2016

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On May 12, 2016, Opexa Therapeutics, Inc. (the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and announced its results of operations in a press release.  A copy of the press release announcing the results is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On the same day, members of the Company’s management will hold a teleconference to discuss the financial results and provide a corporate update.  Interested individuals desiring to participate in the teleconference may dial in before the scheduled 4:30 P.M. ET call to (201) 689-8040 or toll free at (877) 407-8133.  Please reference conference ID # 13636799 or the Opexa Therapeutics Earnings Call when dialing into the call.  A live webcast of the call can also be accessed via the webcast link on the Investor Relations page of the Company’s website (www.opexatherapeutics.com).  An archive of the webcast will be available on the Company’s website until August 12, 2016.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release issued by Opexa Therapeutics, Inc. on May 12, 2016 regarding quarterly earnings.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section, nor be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPEXA THERAPEUTICS, INC.

Dated: May 12, 2016	By:	/s/ Neil K. Warma
Neil K. Warma
President, Chief Executive Officer and
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Opexa Therapeutics, Inc. on May 12, 2016 regarding quarterly earnings.